SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2007 (September 18, 2007)

COMPOSITE TECHNOLOGY CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	000-10999	59-2025386
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2026 McGaw Avenue
Irvine, California 92614
(Address of Principal Executive Offices)

(949) 428-8500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form 10-K entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01. Entry into a Material Definitive Agreement.

On October 31, 2007, the Registrant entered into a Letter Agreement with its newly appointed Director, John P. Mitola ("Mitola"). The Agreement provided for Mitola’s appointment as a member of the Board of Directors to last one year or until the annual general meeting at which new directors are selected and that the terms of the agreement would govern any extension and reelection as a Director for a period of up to two (2) additional terms for a total of up to three years. The Agreement provides for a monthly remuneration of $5,500 and the granting of 500,000 options to purchase shares of the Registrant's common stock as further described below. The Agreements provides for the reimbursement of expenses and the benefit of the Registrant's liability insurance for Directors and Officers. The agreement provides for attendance of a minimum of four quarterly meetings per calendar year and one meeting held following the annual general meeting and the obligation to serve on Board Committees as required. The appointment of Mitola as a Director may be terminated at any time for any or no reason by Mitola or the Registrant upon written notice to the other in accordance with the Bylaws. The description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement attached hereto as Exhibit 10.1.

On October 31, 2007, the Registrant entered into an Option Agreement with the following Director of the Registrant: John P Mitola, an independent director newly appointed. Pursuant to the Option Agreement Mr. Mitola was granted 500,000 options to acquire the Registrant's shares of common stock at an exercise price of $2.09 per option. The options will vest over a period of 36 months with the first portion of 41,667 vesting 3 months after the grant date and thereafter an additional portion of 41,667 will vest at regular 3-monthly intervals until the vesting of the twelfth and final last portion of 41,663 on the 3-year anniversary of the grant date. The Options expire on December 31, 2011. The options are granted under and governed by the terms and conditions of the 2002 Non-Qualified Stock Compensation Plan (the "2002 Plan") and the Option Agreement. The options are neither transferable nor assignable by Optionee other than by will or by the laws of descent. In the event the Optionee shall (i) voluntarily resign from his position or, (ii) either refuse to stand for reelection when requested at any time within a 3 year period from the date of the Grant or shall not be reelected at the annual general meeting, then any portion of the Option that has not yet vested shall immediately be cancelled and any portion of the Option that has vested shall remain exercisable until the Expiration Date. In the event that the Optionee shall (i) be removed from his position as a Director of the Corporation for any reason other than Misconduct, or (ii) not be asked to stand for reelection at any time within a 3 year period from the date of the Grant, then all of the options shall immediately and fully vest and remain exercisable until the Expiration Date, provided however, that the Optionee shall have completed a term of service as a director of more than 6 full calendar months. Should Optionee's Service be terminated for Misconduct, then the Options will be cancelled. In the event of a change in control in the Registrant, any portion of the Option to acquire the Option Shares that has not yet vested at the time of the change in control shall automatically accelerate so that such Option shall, immediately prior to the effective date of the Change in Control, become exercisable remain exercisable until the Expiration Date, unless and to the extent: (i) the option obligations were assumed by the successor corporation or otherwise continue in full force and effect pursuant to the terms of the change in control transaction; or (ii) this are replaced with a cash incentive program which preserves the spread existing at the time of the change in control on the shares of Common Stock for which the Option is granted and provides for subsequent payout of such cash amount within 3 month. If the option obligations are assumed in connection with a change in control, then the rights will be appropriately adjusted to apply to the number and class of securities or other property which would have been issuable to Optionee had the Option been exercised immediately prior to the change in control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. The description of the Option Agreement is qualified in its entirety by reference to the Option Agreement attached hereto as Exhibit 10.02

On October 31, 2007, the Registrant entered into a Confidential Information and Invention Assignment Agreement with John P Mitola ("Mitola"), an independent director newly appointed as the Chairman of the Compensation Committee (the "Confidential Agreement"). Pursuant to the Confidential Agreements, Mitola agreed not to directly or indirectly use, make available, sell, disclose or otherwise communicate to any third party any of the Registrant's Confidential Information. Further, Mitola assigned, pursuant to the Confidential Agreement, to the Registrant all rights, title and interests in and to all of his Subject Ideas and Inventions including all registrable and patent rights. Mitola also agreed that during his respective term of office as a Director of the Registrant and for one year after termination of each of their employment without the Registrant's express written consent directly or indirectly employ, they would not solicit for employment or recommend for employment by any party other than the Registrant, any person employed by the Registrant as an employee or a consultant and call or, solicit or take away, or attempt to call on, solicit or take away, any of the Registrant's customers or potential customers on whom Mitola became acquainted during his term as Director with the Registrant. The description of the Confidential Information and Invention Assignment Agreement with Mitola is qualified in its entirety by reference to the Confidential Information and Invention Assignment Agreements attached hereto as Exhibit 10.03

Item 3.02. Unregistered Sales of Equity Securities

On September 18, 2007, the Company issued 300,000 shares of its common stock, registered for resale under a Form S-3, to one accredited investor upon the repayment in cash of a warrant exercise subscription loan receivable for $378,000. The warrants were exercised for $1.26 per share in July, 2006 in exchange for a loan receivable and release of the shares was conditional upon repayment of the loan. The warrants were originally issued in July, 2001 as part of the initial capitalization of the Company prior to the reverse merger into the current public entity in September, 2001. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), for the issuance of these securities. All of the recipients took their securities for investment purposes without a view to distribution and had access to information concerning the Company and its business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

On October 8, 2007, the Company issued 1,575,044 shares of its common stock, registered for resale under a Form S-3, to one accredited investor upon the conversion of $1,727,500 of principal of Convertible Debentures at a conversion price of $1.03 per share. The Debentures were originally issued in February 2007 and had been carried on the Company's balance sheet as long term debt prior to the conversion. The Company relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act for the issuance of these securities. The recipients took their securities for investment purposes without a view to distribution and had access to information concerning the Company and its business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On October 31, 2007, the Board of Directors of the Registrant elected John P. Mitola (“Mitola”) as a new member of the Board of Directors. Mitola was appointed for a 1-year term subject to reelection by the Shareholders for 2 further terms of 1-year on the same terms and conditions. Mitola was also appointed to the Audit Committee and the Compensation Committee with immediate effect. In remuneration for his services, Mitola will receive $5,500 per month during his term as a Director. He was also granted 500,000 options to purchase shares of common stock of the Registrant at a price of $2.09 per option. These options will vest over 36 months with the first portion of 41,667 vesting 3 months after the grant date and thereafter an additional portion of 41,667 will vest at 3-monthly intervals until finally the last portion of 41,663 will vest on the 3-year anniversary of the grant.

There are no family relationships among the directors or executive officers.

There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Other than the director agreement described under Item 1.01 and ancillary arrangements mentioned thereunder, there is no material plan, contract or arrangement (whether or not written) to which Mr. Mitola is a party or in which he participates that is entered into or material amendment in connection with the triggering event or any grant or award to Mr. Mitola or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.01	Letter Agreement between the Registrant and John P Mitola

10.02	Option Agreement between the Registrant and John P Mitola

10.03	Confidential Information and Inventions Assignment Agreement between the Registrant and John P Mitola

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Composite Technology Corporation

Date: November 6, 2007	By:	/s/ Domonic J. Carney
Domonic J. Carney
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Letter Agreement with John P Mitola
10.2	Option Agreement with John P Mitola
10.3	Confidential Information and Inventions Assignment Agreement with John P Mitola